SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) - April 9, 1997

                  UNITED MERCHANTS AND MANUFACTURERS, INC.
             (Exact Name of Registrant as Specified in Charter)

      Delaware                   1-3185             13-1426280
 (State or Other Jurisdiction   (Commission       (I.R.S. Employer
  of Incorporation)             File Number)      Identification No.)

   Two Executive Drive, Fort Lee, N.J.                      07024-3308
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code        (201) 585-2100



     Item 3. Bankruptcy or Receivership.

     As previously reported, the Registrant and its 80%-owned subsidiary, Reunited Holdings, Inc. (formerly Victoria Creations, Inc.), each filed petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code on February 22, 1996. The petitions were filed with the United States Bankruptcy Court for the Southern District of New York ("Court").

     Registrant and its subsidiary continued to operate their respective businesses as debtors-in-possession while the reorganization cases were pending.

     Registrant and its subsidiary each filed an Amended and Restated Reorganization Plan with the Court dated February 25, 1997.
     After the solicitation procedures set forth by the Court were completed, a confirmation hearing was held on April 9, 1997. At the conclusion of the hearing, the Amended and Restated Reorganization Plan of the Registrant (and of its subsidiary) was confirmed by the Court.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit 2.1 Amended and Restated Reorganization Plan of United Merchants and Manufacturers, Inc., dated February 25, 1997

     Exhibit 99.1 Findings of Fact, Conclusion of Law, and Order under 11 U.S.C. Sections 1129(a) and (b) and Fed.
                    R. Bankr. P. 3020 Confirming Amended and Restated Reorganization Plan of United Merchants and Manufacturers, Inc. Dated February 25, 1997, dated April 10, 1997


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              United Merchants and Manufacturers, Inc.

     Date April 24, 1997      By /s/ Norman R. Forson
                                 Norman R. Forson
                                 Senior Vice President